Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Thierer, the chief executive officer of Catamaran Corporation, certify that (i) the Quarterly Report on Form 10-Q of Catamaran Corporation for the quarter ended June 30, 2013 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Catamaran Corporation.

/s/ Mark Thierer
Mark Thierer
Chief Executive Officer

August 2, 2013